EXHIBIT 3

ACT OF EXCHANGE	*	UNITED STATES OF AMERICA
*
BY	*
*
MARGARET BIENVENU LABORDE,	*	STATE OF LOUISIANA
WIFE OF AND	*
ALDEN J. LABORDE	*
*
WITH	*
	*	PARISH OF ORLEANS
STARBOARD ENTERPRISES, L.L.C.	*
************************************

            BE IT KNOWN, that on this 7th day of December, 2001, but effective January 2, 2002,

            BEFORE ME, the undersigned Notary Public, duly commissioned and qualified in and for the Parish and State aforesaid,

            PERSONALLY CAME AND APPEARED:

MARGARET BIENVENU LABORDE (Social Security No. ###-##-####), spouse of and ALDEN J. LABORDE (Social Security No. ###-##-####), persons of the full age of majority and residents of and domiciled in the Parish of Orleans, State of Louisiana, who, after being by me first duly sworn, did declare unto me, Notary, that they have been married but once and then to each other and that they are presently living and residing together at No. 63 Oriole Street, New Orleans, LA 70124 (hereinafter referred to as "Vendors");

STARBOARD ENTERPRISES, L.L.C. (I. D. No. ______________), a Louisiana limited liability company herein represented by Alden J. Laborde, Margaret B. Laborde, Susan Laborde Couvillon, James M. Laborde, John P. Laborde, Stephanie B. Laborde and Jane Laborde Roussel, its Managers, who, after being by me first duly sworn, did declare unto me, Notary, that its registered office is Suite 1560, Texaco Building, 400 Poydras Street, New Orleans, LA 70130 (hereinafter referred to as "Vendee" or the "Company").

            Vendors, after being by me first duly sworn, do by these presents hereby transfer, convey, set over and assign unto Vendee all of Vendors' entire right, title and interest in and to the following assets:

            (1) All assets contained in Goldman Sachs account no. 028-04168-9 in the name of Alden J. Laborde;

            (2) 1,524,700 shares of common stock of Gulf Island Fabrication, Inc.;

            (3) A 100% interest in La Belle Place, L.L.C.; and,

            (4) A 25% interest in Almar Rexmere Lands, L.L.C.

            TO HAVE AND TO HOLD unto Vendee, its successors and assigns forever.

            The consideration for this conveyance is the issuance to Vendors of their entire right, title and interest in and to the Company as reflected in the Operating Agreement of the Company, including the 1% interest therein donated by Vendors concurrently herewith.

            THUS DONE AND PASSED, in the City of New Orleans, Parish of Orleans, State of Louisiana, before the undersigned competent witnesses, Janice N. Johnson and Janice O. Bourgeois, who have hereunto subscribed their signatures with the Appearers and me, Notary, on the date hereinabove first written, after a due reading of the whole.

WITNESSES:

/S/ JANICE N. JOHNSON	/S/ MARGARET BIENVENU LABORDE
MARGARET BIENVENU LABORDE, Vendor
/S/ JANICE O. BOURGEOIS	/S/ ALDEN J. LABORDE
ALDEN J. LABORDE, Vendor
STARBOARD ENTERPRISES, L.L.C., Vendee
By: /S/ MARGARET BIENVENU LABORDE
Margaret Bienvenu Laborde, Manager
By: /S/ ALDEN J. LABORDE
Alden J. Laborde, Manager
By: /S/ SUSAN LABORDE COUVILLON
Susan Laborde Couvillon, Manager
By: /S/ JAMES M. LABORDE
James M. Laborde, Manager
By: /S/ JOHN P. LABORDE
John P. Laborde, Manager
By: /S/ STEPHANIE B. LABORDE
Stephanie B. Laborde, Manager
By: /S/ JANE LABORDE ROUSSEL
Jane Laborde Roussel, Manager

      /S/ ROBERT R. CASEY
NOTARY PUBLIC

ROBERT R. CASEY
NOTARY PUBLIC
ORLEANS PARISH
LOUISIANA
MY COMMISSION IS FOR LIFE